UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-266251	36-4116193
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

Effective June 29, 2006, NovaMed, Inc. entered into a Fifth Amended and Restated Credit Agreement with National City Bank of The Midwest, as agent and lender, LaSalle Bank National Association, as documentation agent and lender, and The Northern Trust Company, Associated Bank, N.A. and Charter One Bank as the other participating lenders. By amending our credit facility, we increased the maximum commitment available under the facility from $50 million to $80 million, and extended the expiration date by approximately one year to June 29, 2009. The amended facility also includes an option allowing us to increase the maximum commitment available to $100 million under certain conditions. Maximum borrowing availability and applicable interest rates under the facility have always been calculated based on a ratio of our total indebtedness to our earnings before interest, taxes, depreciation and amortization (EBITDA), all as more fully defined in our facility. This ratio was generally increased for purposes of calculating our maximum borrowing availability. Interest on borrowings under the facility are payable at an annual rate equal to our lender’s published base rate plus the applicable borrowing margin ranging from 0% to 0.5% or LIBOR plus a range from 1.25% to 2.25%, varying depending upon our ratios and ability to meet other financial covenants. The credit agreement continues to contain covenants that include limitations on indebtedness, liens, capital expenditures, acquisitions, investments and share repurchases, as well as restrictions on the payment of dividends; however, many of these limitations were changed to provide us with greater flexibility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Credit Agreement which is filed herewith as Exhibit 10.45 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title
10.45*	Fifth Amended and Restated Credit Agreement dated as of June 29, 2006, by and among NovaMed, Inc., National City Bank of The Midwest, as agent, and LaSalle National Bank Association, as documentation agent.

* Portions of this Exhibit have been omitted based upon a request for confidential treatment of this document; omitted portions have been filed separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   NovaMed, Inc.

Dated: July 6, 2006           By: /s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.45*	Fifth Amended and Restated Credit Agreement dated as of June 29, 2006, by and among NovaMed, Inc., National City Bank of The Midwest, as agent, and LaSalle National Bank Association, as documentation agent.

* Portions of this Exhibit have been omitted based upon a request for confidential treatment of this document; omitted portions have been filed separately with the Commission.